Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69449, 333-84417, 333-52773, 333-50919, 333-64198, 333-37435, 33-22050 and 333-59442) and in the Registration Statements on Form S-4 (Nos. 333-76012, and 333-96793) of Dana Corporation of our report dated April 27, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers, LLP
Toledo, Ohio
April 27, 2006

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